UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2017

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2017, Cohen & Steers, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan (as amended and restated, the “Amended and Restated Stock Incentive Plan”) which increases the number of shares of common stock of the Company with respect to which awards may be granted under the plan by 4,000,000. The Company’s shareholders also re-approved the material terms of the performance goals set forth in the Amended and Restated Stock Incentive Plan.

A more detailed description of the terms of the Amended and Restated Stock Incentive Plan is included on pages 38 through 43 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017, which pages are incorporated herein by reference. A copy of the Amended and Restated Stock Incentive Plan, as approved by the shareholders and adopted by the Company, is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, each shareholder of record of common stock of the Company on March 9, 2017 was entitled to vote at the Annual Meeting. Each shareholder was entitled to one vote per share of common stock. A total of 45,224,424 shares of common stock (97.70% of all such shares entitled to vote at the Annual Meeting) were represented in person or by proxy.

At the Annual Meeting, the shareholders of the Company (i) elected the seven director nominees to the board of directors of the Company to serve until the 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified, (ii) approved the Amended and Restated Stock Incentive Plan, (iii) re-approved the material terms of the performance goals under the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan, (iv) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (v) approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers, and (vi) recommended, in a non-binding advisory vote, that a shareholder vote to approve the compensation of the Company’s named executive officers should occur every one year. Set forth below are the final voting results with respect to each matter submitted to a vote of the shareholders.

(i)	Election of nominees for director:

	Aggregate Votes
Nominees	For	Against	Abstained	Broker Non- Votes
Martin Cohen	42,295,375	48,677	2,755	2,877,617
Robert H. Steers	42,310,447	33,606	2,754	2,877,617
Peter L. Rhein	42,292,382	50,156	4,269	2,877,617
Richard P. Simon	41,029,887	1,312,651	4,269	2,877,617
Edmond D. Villani	42,292,382	50,156	4,269	2,877,617
Frank T. Connor	42,294,217	48,098	4,492	2,877,617
Reena Aggarwal	42,313,090	29,483	4,234	2,877,617

(ii)	Approval of the Amended and Restated Stock Incentive Plan

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
34,798,897	6,538,042	1,009,868	2,877,617

(iii)	Re-approval of the material terms of the performance goals under the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
41,090,330	246,026	1,010,451	2,877,617

(iv)	Ratification of appointment of Deloitte & Touche LLP:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
44,994,931	229,030	463	N/A

(v)	Approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
39,017,305	3,314,305	15,197	2,877,617

(vi)	Recommendation, in a non-binding advisory vote, of the frequency of a shareholder vote to approve the compensation of the Company’s named executive officers:

Aggregate Votes
1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
40,791,438	13,784	1,525,554	16,031	2,877,617

As disclosed above, a majority of the votes cast voted, in a non-binding advisory vote, in favor of holding a shareholder vote to approve the compensation of the Company’s named executive officers every one year. In light of such vote, and consistent with the Company’s recommendation, the Company’s board of directors determined that it currently intends to include an advisory vote to approve the compensation of the Company’s named executive officers every year until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan

99.1	The section entitled “Item Two Approval of the Amended and Restated Stock Incentive Plan” appearing on pages 38 through 43 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc.
(Registrant)

Date: May 10, 2017	By:	/s/ Adam Johnson
Name: Adam Johnson
Title: Senior Vice President, Associate General Counsel and Assistant Secretary